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                          SECURITIES AND EXCHANGE COMMISSION
                              Washington,  D.C.    20549





                                    FORM    8-K/A

                                    CURRENT REPORT
                      (PURSUANT TO SECTION 13 OR 15 (d) OF THE
                          SECURITIES  EXCHANGE ACT OF 1934)


                                  November 25, 1997
                  (Date of Report (Date of Earliest Event Reported))



                     GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.
                (Exact name of registrant as specified in its charter)


DELAWARE                             2741                       95-4578632
(State or other jurisdiction of    (Primary Standard            (I.R.S. Employer
incorporation or organization)     Industrial Classification    Identification
                                   Code Number)                 Number)


                                 5548 Lindbergh Lane
                             Bell, California  90201-6410
                                    (213) 980-4300
 (Address,  including ZIP code,  and telephone number, including area code,  of registrant's principal executive offices)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

Effective November 25, 1997, Deloitte & Touche LLP ("Deloitte") resigned as the independent accountants of Global One Distribution & Merchandising Inc. (the "Company"). In the past two years, Deloitte's reports on the financial statements have not contained an adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Except as described below, for the two most recent fiscal years and the subsequent interim period through the date of Deloitte's resignation, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On October 8, 1997, the assets of OSP Publishing, Inc., the Company's wholly owned subsidiary ("OSP"), were sold through a public sale to Senoral, Inc., the Company's lender ("Senoral"), for $1,000,000 as the result of the Company's defaults on certain indebtedness in favor of Senoral aggregating approximately $1.7 million. In connection with the public sale, the Company and OSP waived their rights to, among other things, certain notices, rights of redemption and rights to object to the form of sale. Senoral is controlled by Alan Saloner who owns 250,000 shares of the Company's common stock. Following the public sale, a deficiency of approximately $770,000 was owed by the Company to Senoral under the line of credit.

The assets were then sold to LJR Trading, Inc. ("LJR"), a wholly owned subsidiary of Erekesef Securities Limited ("Erekesef"). Effective October 24, 1997, the Company and Erekesef entered into an agreement whereby the Company agreed to purchase all of the outstanding stock of LJR in exchange for 8,000,000 shares of the Company's common stock. As a result of the above transactions, the Company's management seeks to be relieved of the liabilities of OSP (the "OSP Liabilities"), which would result in the recognition of gain in the fourth quarter of fiscal year end December 31, 1997. Deloitte has advised the Company that, due to the uncertainties of whether the OSP Liabilities have been legally settled, a gain should not be recognized during the fourth quarter. The Company's Board of Directors, as a whole, did not discuss the subject matter with Deloitte. Since the above transactions occurred following the Company's third fiscal quarter, Deloitte was not required to issue a report regarding the transactions.

The Company is seeking an independent accounting opinion from another accounting firm to the effect that, as a result of the sale of the assets of OSP and upon sale of the OSP stock, the Company will be relieved of the OSP Liabilities.

In November 1997, Deloitte advised management that the Company's controller was overburdened and that the Company needed additional assistance to perform internal audit control procedures in a timely manner.

The Company is currently seeking to engage new independent accountants.

The Company has authorized Deloitte to respond fully to the inquiries of successor accountants.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)  Exhibits.

         Exhibit No.              Description                        Page No.
         -----------              -----------                        --------

         16                  Letter, dated December 8, 1997, from
                             Deloitte to the SEC


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                                      SIGNATURES


Under the requirements of the Securities Exchange Act of 1934, Global One Distribution & Merchandising Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated: December 9, 1997


                                  GLOBAL ONE DISTRIBUTION
                                  & MERCHANDISING INC.



                                  By:       /s/ Douglass E. Coy
                                       --------------------------------------
                                            Douglass E. Coy


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